[HEALTH CANADA LETTERHEAD]

April 17, 2008
GEORGE E. MARKUS
GENEREX BIOTECHNOLOGY CORP.
33 HARBOUR SQUARE, SUITE

TORONTO ON
M5J 2G2

LETTER OF AUTHORIZATION

Notwithstanding Section C.08.002 you are authorized to sell to:

[REDACTED]

30 CANISTERS     of TRADENAME: ORAL-LYN  GENERIC NAME: BUCCAL INSULIN SPRAY

For the emergency treatment of 1 patient(s): M.M.
age: 38
sex: F

for TYPE 1 DIABETES

The above named practitioner has complied with the requirements of Section C.08.010 of the Canadian Food and Drug Regulations to obtain the above mentioned drug for use as indicated under his/her professional responsibility. In doing so, the practitioner has agreed to report to you and to the Director, the results of this emergency use. Such reports must be submitted before any further authorization can be given.

This sale is hereby exempt from all other provisions of the Canadian Food and Drugs Act and Regulations. To facilitate importation/shipment please label the package as follows: “URGENT-EMERGENCY DRUG” and ensure that a copy of this letter is displayed on the outside of the package.

If you have any questions concerning this letter, please contact the Special Access Programme by phone [REDACTED], or by fax [REDACTED].

Yours Sincerely,

for/

[REDACTED]
Manager
Special Access Programme
Therapeutic Products Directorate

This message and any attachment(s) contain confidential information solely for the intended recipient(s). If you are not the intended recipient, disclosure, copying, use or distribution of the information included in this message is prohibited. Please immediately and permanently delete this information and its attachment(s) and advise the SAP immediately.